EXHIBIT 5.1

BROWNE ROSEDALE & LANOUETTE LLP

31 St. James Ave., Suite 850

Boston, Massachusetts 02116

February 18, 2005

Sontra Medical Corporation

10 Forge Parkway

Franklin, Massachusetts 02038

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Sontra Medical Corporation (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of 500,000 shares of Common Stock, $.01 par value per share (the “Shares”), of the Company to be issued to participants in the Company’s 401(k) Retirement Plan (the “Plan”).

We have examined the Articles of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings (and written consents in lieu thereof) of the directors and shareholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act.

Very truly yours,

/s/ Browne Rosedale & Lanouette LLP

Browne Rosedale & Lanouette LLP